EXHIBIT 8(f)(3)

Appendix A

Fees

Funds of the Trust with Class, if applicable		Administration Fee (as % of net assets)[1]
Fund	Class	Total
BlackRock Cash Funds: Institutional	Institutional	0.05
	Capital	0.07
	Premium	0.10
	Select	0.15
	Aon Captives	0.05
	Trust	0.38
	SL Agency	0.02

BlackRock Cash Funds: Prime	Institutional	0.05
	Capital	0.07
	Premium	0.10
	Select	0.15
	Trust	0.38
	SL Agency	0.02

BlackRock Cash Funds: Treasury	Institutional	0.05
	Capital	0.07
	Premium	0.10
	Select	0.15
	Trust	0.38
	SL Agency	0.02

BlackRock S&P 500 Stock Fund	Institutional Shares	0.07
	Investor A Shares	0.07
	Investor A1 Shares	0.25
	Investor B Shares	0.29
	Investor C1 Shares	0.14
	Class K Shares	—
	Service Shares	0.04

BlackRock LifePath® Retirement Fund	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50

[1]	Expenses attributable to one or more, but not all, of the Funds or share classes (such as shareholder servicing expenses) shall be charged against the assets of the relevant Funds or share classes. Because of the differences in the expenses attributable to one or more, but not all, of the share classes of a particular Fund, a Fund may have different administration fees for different share classes.

Appendix A to BlackRock Funds III Administration Agreement (Unitary Fee)

A-1

Funds of the Trust with Class, if applicable		Administration Fee (as % of net assets)[1]
Fund	Class	Total
	Class R Shares	0.50
	Class K Shares	0.15

BlackRock LifePath® 2020 Fund	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15

BlackRock LifePath® 2025 Fund	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15

BlackRock LifePath® 2030 Fund	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15

BlackRock LifePath® 2035 Fund	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15

BlackRock LifePath® 2040 Fund	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15

BlackRock LifePath® 2045 Fund	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15

BlackRock LifePath® 2050 Fund	Institutional Shares	0.50

Appendix A to BlackRock Funds III Administration Agreement

A-2

Funds of the Trust with Class, if applicable		Administration Fee (as % of net assets)[1]
Fund	Class	Total
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15

BlackRock LifePath® 2055 Fund	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15

BlackRock Bond Index Fund	Institutional Shares	0.07
	Investor A Shares	0.07
	Class K Shares	0.02

BlackRock CoreAlpha Bond Fund	Institutional Shares	0.10
	Investor A Shares	0.20
	Investor C Shares	0.20

Approved by the Board of Trustees of BlackRock Funds III on April 17, 2012, as amended May 16, 2012, and effective July 1, 2012

Amended: March 21, 2014

Amended: April 30, 2015

Appendix A to BlackRock Funds III Administration Agreement

A-3